Exhibit 3.46

CERTIFICATE OF CONVERSION

OF

SCS MATERIALS, L.P.

(a Texas limited partnership)

INTO

SCS MATERIALS, LLC

(a Texas limited liability company)

Pursuant to the provisions of Section 10.154 of the Texas Business Organizations Code (the “TBOC”), the undersigned Texas limited partnership, SCS Materials, L.P. (the “Converting Entity”), adopts the following Certificate of Conversion for the purpose of converting into SCS Materials, LLC., a Texas limited liability company (the “Converted Entity”), and hereby certifies as follows:

1. The name of the Converting Entity is SCS Materials, L.P. The Converting Entity’ is a limited partnership. The jurisdiction of formation of the Converting Entity is Texas.

2. The Converting Entity plans to convert into the Converted Entity. The Converted Entity will be named SCS Materials, LLC and will be a limited liability company formed under the laws of the State of Texas. A Plan of Conversion (the “Plan”) has been approved by the Converting Entity.

3. An executed Plan is on file at the principal place of business of the Converting Entity. The address of the principal place of business of the Converting Entity is 165 S.E. 6th Street, Paris, Texas 75460. An executed Plan will be on file, from and after the conversion, at the principal place of business of the Converted Entity. The address of the principal place of business of the Converted Entity will be 165 S.E. 6th Street, Paris, Texas 75460.

4. A copy of the Plan will be furnished by the Converting Entity (prior to the conversion) or by the Converted Entity (after the conversion), on written request and without cost, to any member of the Converting Entity or the Converted Entity.

5. The Converted Entity is a Texas limited liability company. The Certificate of Formation of the Converted Entity is attached to this Certificate as Exhibit A hereto.

6. The Plan has been approved as required by the laws of the jurisdiction of formation and the governing documents of the Converting Entity.

7. The Converted Entity acknowledges that it will be responsible for all Texas franchise tax obligations of the Converting Entity.

8. This document becomes effective when the document is accepted and filed by the Secretary of State of the State of Texas.

[Signature Page Follows]

EXECUTED on June 18, 2014.

SCS MATERIALS, L.P.,
a Texas limited partnership

By:	RKH Capital, L.L.C., a Texas limited liability company, its General Partner

	By:	/s/ Anne Benedict

	Name:	Anne Benedict
	Title:	Secretary

[Signature Page – Certificate of Conversion]

EXHIBIT A

Certificate of Formation

CERTIFICATE OF FORMATION

OF

SCS MATERIALS, LLC

A Texas Limited Liability Company

The undersigned does hereby adopt the following Certificate of Formation of SCS Materials, LLC, a Texas limited liability company (the “Company”). The Company is being formed pursuant to the Plan of Conversion of SCS Materials, L.P., a Texas limited partnership, with a principal place of business at 165 S.E. 6th Street, Paris, Texas 75460, formed on March 17, 1999.

1. The filing entity being formed is a limited liability company. The name of the company is SCS Materials, LLC (the “Company”).

2. The Company is organized for the purpose of transacting any and all lawful business for which limited liability companies may be organized under the TBOC.

3. The address of the initial registered office of the Company is 211 E. 7th Street, Suite 620, Austin, Travis County, Texas 78701-3218 and the name of the initial registered agent of the Company at that address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

4. The Company will not have managers. The Company will be governed by its members, and the name and address of the initial member is as follows:

RK Hall, LLC

1550 Wynkoop, 3rd Floor

Denver, CO 80202

[Signature Page Follows]

Executed on June 18, 2014.

SCS MATERIALS, L.P.,
a Texas limited partnership

By:	RKH Capital, L.L.C., a Texas limited liability company, its General Partner

	By:	/s/ Anne Benedict

	Name:	Anne Benedict
	Title:	Secretary

[Signature Page – Certificate of Formation]